EXHIBIT 99.1


                          GREEN PLAINS RENEWABLE ENERGY
                             SUBSCRIPTION AGREEMENT

                     SHARES OF GREEN PLAINS RENEWABLE ENERGY
                                $10.00 PER SHARE
               (WITH ACCOMPANYING WARRANT TO ACQUIRE 1/4 SHARE OF
                     COMMON STOCK FOR EACH SHARE PURCHASED)

INSTRUCTIONS TO INVESTORS:


         You must complete all items and sign this Subscription Agreement. You should read the prospectus in its entirety, including financial statements and appendices, before making an investment decision. Along with the completed and signed Subscription Agreement, you must submit 20% or all of the total subscription price and a Promissory Note for the remaining 80% of the total subscription price (if you are not submitting full payment). The principal balance (if any) will be due in one or more installments upon written notice from us, pursuant to the terms and conditions of the Promissory Note. We will hold all of your subscription payment in an escrow account that we have established at U.S. Bank, Salt Lake City, Utah until we receive and accept subscriptions for the minimum offering amount of $29,667,000. The fact that we deposit your subscription payment does not mean that we have accepted your subscription. If we accept your subscription, one of our officers or directors will countersign a copy of your Subscription Agreement and return it to you. If we reject your subscription, we will promptly return your investment. The initial closing date for the offering will be within 180 days from the date of this prospectus, unless extended by us for up to an additional 90 days, but not past November 29, 2005. This offering will expire 60 days after the minimum offering is raised. We reserve the right to cancel the offering at any time, to reject subscriptions for common stock in whole or in part and to waive conditions to the purchase of securities. See the section entitled "Plan of Distribution--Escrow Procedures" in the prospectus for additional information.

Item 1. Check the appropriate box to indicate form of ownership. If you are a Custodian, Corporation, Partnership or Trust, please provide additional information and documents.

Item 2. Indicate the number of Shares you are purchasing and complete the payment schedule. To participate in this offering, you must purchase a minimum of 1,000 Shares (a $1,000 investment), and in increments of 500 Shares thereafter.

Item 3. You need not be an accredited investor to participate in this offering. However, for state securities law purposes, if you are an accredited investor, please indicate which of the requirements in this Item that you satisfy.

Item 4. Please print the name(s) in which Shares are to be registered and provide your address and telephone number. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the Taxpayer Identification Number of the account and the Social Security Number of the accountholder. Trusts should provide their Taxpayer Identification Number. Custodians should provide the minor's Social Security Number. All individual investors should provide their Social Security Number. Other entities should provide their Taxpayer Identification Number.

Item 5.  Please indicate your state of residence.

Item 6. Please indicate if you are a broker or dealer or an affiliate or associated person of a broker or dealer.

Item 7. You must make the representations and warranties set forth in this Item and sign and date the Subscription Agreement in the space provided.

After following these instructions, return the Subscription Agreement, the Promissory Note (if you are not submitting full payment) and checks to:


                                _________________


                                _________________


The undersigned hereby subscribes for and agrees to purchase the number of Shares (includes warrants exercisable for 1/4 share of common stock for each share purchased) set forth in Item 2. Further, the undersigned, under penalties of perjury, certifies that: (i) the number shown under Item 4 on this Subscription Agreement is his or her correct Taxpayer Identification Number, and
(ii) he or she is not subject to back up withholding either because: (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding (Note: Clause (ii) should be crossed out if the box in Item 4 is checked).


1.     Form of Ownership (check one box)

     [ ]  Individual
     [ ]  Joint Tenants with Right of Survivorship
          (Both signatures must appear in Item 7)
     [ ]  Custodian for
     [ ]  Corporation or Partnership
          (Corporate Resolutions authorizing purchase or Partnership Agreement must be enclosed)
     [ ]  IRA
     [ ]  KEOGH
     [ ]  Pension or Profit Sharing Plan
     [ ] Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)

          Trustee name:_____________________________________

          Trust date:_______________________________________

     [ ]  Other
     [ ]  Estate

2.     Purchase Information

Number of Shares subscribed:

Purchase price per Share (1):   x   $10.00

Total subscription price:       $

20% minimum initial payment:    x   0.2

Minimum initial payment due:    $   (Include a check for either the "total
                                    subscription price" or the "minimum initial payment due" payable to U.S. BANK ESCROW FOR
                                    GPRE, INC.

(1) Includes warrants exercisable for 1/4 share of common stock for each share purchased.


         Note: If you pay only the minimum initial payment due, the balance of the total subscription price will need to be paid pursuant to the Promissory Note

3. Accredited Investor Status. You need not be an accredited investor to purchase the Shares. However, for state securities law purposes please indicate whether you are an accredited investor by completing the following. If you are not an accredited investor, then check the following box and skip to Item 4.

         [ ]  Not an accredited investor

         If you are an accredited investor, then you hereby represent and warrant that you are an accredited investor because (check all that apply):

INDIVIDUALS

[ ] (a) You are an individual with a net worth, or a joint net worth together with your spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property).

[ ] (b) You are an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

[ ] (c) You are an individual that had with your spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

[ ] (d) You are a manager or executive officer of GREEN PLAINS RENEWABLE ENERGY, INC.

ENTITIES

[ ] (e) You, if other than an individual, are an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.

[ ] (f) You are an entity, and are an "Accredited Investor" as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (the "Act") because (check one or more, as applicable):

         [ ] (i) You (or, in the case of a trust, the undersigned trustee) are a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in your individual or fiduciary capacity.

         [ ] (ii) You are an insurance company as defined in Section 2(13) of the Act.

         [ ] (iii) You are an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that Act.

         [ ] (iv) You are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                  (d) of the Small Business Investment Act of 1958.

         [ ] (v) You are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

                  [ ] (a) The investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

                  [ ] (b) The employee benefit plan has total assets in excess of $1000,000; or

                  [ ] (c) The plan is a self-directed plan with investment decisions made solely by persons who are "Accredited Investors" as defined under the 1933 Act.

         [ ] (vi) You are a private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.

         [ ] (vii) You have total assets in excess of $1,000,000, were not formed for the specific purpose of acquiring Securities of the Company and are one or more of the following (check one or more, as applicable):

                  [ ] (a) an organization described in Section 501(c)(3) of the Internal Revenue Code;

                  [ ]      (b) a corporation;

                  [ ]      (c) a Massachusetts or similar business trust; or

                  [ ]      (d) a partnership.

         [ ] (viii) You are a trust with total assets exceeding $1,000,000, which was not formed for the specific purpose of acquiring Securities of the Company and whose purchase is directed by a sophisticated investor as described in Rule 506(b)(2)(ii) of Regulation D of the Act. (IF ONLY THIS RESPONSE IS CHECKED, please contact us to receive and complete an information statement before this subscription can be considered.)

4. Investor Information


Names and addresses will be recorded exactly as printed below.

Name ___________________________________________________________________________

Name of Joint Investor

Address_________________________________________________________________________


       _________________________________________________________________________


       _________________________________________________________________________
          City                    State                    Zip Code

Telephone No.: _______________________  Fax No. (if any):_______________________


E-mail address (if any):________________________________________________________

[ ] Check box if you are a non-resident alien

[ ] Check box if you are a U.S. citizen residing outside of the United States

[ ] Check box if you are subject to backup withholding


______________________ ___________________________ _____________________________
  Investor's Social      Joint Investor's Social     Taxpayer Identification No.
    Security No.              Security No.

5. State of Residence

   ________________________________

6. Relationship to Brokerage Firms


         (Please answer the following questions by checking the appropriate response.)

         (a) [ ] YES [ ] NO: Are you a manager, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or employed by, a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting your subscription.)

         (b) [ ] YES [ ] NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a manager, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or engaged by, a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting your subscription.)

         (c) [ ] YES [ ] NO: If you are an entity, are any of your managers, officers, partners or 5% owners also managers, officers, partners, branch managers, registered representatives, employees, stockholders of, or similarly related to or employed by a brokerage firm? (IF YES, please contact the Company to provide additional information before submitting this subscription.)

7. Signature of Investor

         By signing below, you represent and warrant to us that you:

         (i) Have received a copy of GREEN PLAINS RENEWABLE ENERGY, INC.'s prospectus dated _____ , 2005, along with all amendments or supplements thereto (collectively the "Prospectus").

         (ii) Are aware that the Prospectus is a part of the Company's Registration Statement on Form S-1, as amended, as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the Shares, and you have been directed to and have been informed of the existence of such additional information in the Registration Statement.

         (iii) Are a bona fide resident of, and are domiciled in, the state set forth in Item 5 above.

         (iv) Agree that if you are paying only the 20% minimum initial payment due, you will pay the remaining 80% of the total subscription price within ten (10) days upon written notice from us, pursuant to the terms and conditions of the Promissory Note.

         (v) Understand that for administrative convenience, upon our acceptance of this Subscription Agreement, the issuance of the Shares subscribed for hereunder may be made effective as of a uniform date, as determined by the board of directors, that is different from the date we accept this Subscription Agreement, provided that the effective date must be within 30 days of the date we accept this Subscription Agreement.

         (vi) Are purchasing the Shares for your own account, for investment purposes, and not for resale for at least 12 months from the date of the completion of this offering.

ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE. IF YOU ARE NOT SUBMITTING FULL PAYMENT, YOU WILL BE BOUND TO PAY THE REMAINING 80% OF THE TOTAL SUBSCRIPTION PRICE WITHIN TEN (10) DAYS UPON WRITTEN NOTICE FROM US, PURSUANT TO THE TERMS AND CONDITIONS OF THE PROMISSORY NOTE. WE WILL RETURN YOUR INVESTMENT ONLY IF WE REJECT YOUR SUBSCRIPTION OR WE CANNOT SATISFY THE CONDITIONS TO BREAKING ESCROW.

        You understand that we are relying on the representations, warranties and other information set forth in this Subscription Agreement with respect to the offer and sale of the Shares. By signing below, you certify that all information provided in this Subscription Agreement is accurate and complete as of the date listed below.

Individuals:                                  Entities:

______________________________________

______________________________________


______________________________________        __________________________________
Signature of Investor                         Name of Entity


______________________________________


______________________________________        __________________________________
Signature of Joint Investor                   Authorized Signature


______________________________________


______________________________________        __________________________________
Date                                          Print Name
                                              Its:______________________________

                                              __________________________________
                                              Date

Have you included the following with this Subscription Agreement:

         [ ] Check for payment of 20% or 100% of the total subscription price made payable to "US BANK ESCROW FOR GPRE, INC.?

         [ ] Completed and signed Promissory Note for the remaining 80% of the total subscription price (if you are not submitting full payment)?

                                   ACCEPTANCE


         The above Subscription Agreement for the purchase of Shares is accepted as of this _____ day of ________________________ , 2005.

                                         GREEN PLAINS RENEWABLE ENERGY, INC.

                                         By:____________________________________

                                            Its_________________________________

                                   ATTACHMENT


                            (FORM OF PROMISSORY NOTE)

Number of Shares subscribed:

Purchase price per Share:                      x       $10.00

Total subscription price:                      $

80% deferred payment:                          x          0.8

Principal balance:                             $

        For value received, the undersigned, pursuant to the undersigned's subscription agreement (the "Subscription Agreement") to purchase the above Shares of Green Plains Renewable Energy, Inc., an Iowa Corporation (the "Company"), hereby promises to pay in lawful money of the United States of America, the principal sum of $ ("Principal Balance").

         1. Payments.

        (a) The Principal Balance shall be due and payable in one or more installments as specified in a written notice from the Company ("Call Notice"), but not less than ten (10) days from the date of the notice; provided, however, that the Company may not issue the Call Notice until it receives subscription agreements for at least $29,667,000 in connection with its initial public offering of Shares (the "Offering"). The date(s) and amount(s) of payments due shall be as specified in the Call Notice. All payments shall be made payable to the order of "US Bank, Escrow for GPRE, Inc." unless the Call Notice states that the Company has closed on at least the minimum amount offered in the Offering, in which case payments shall be made as specified in the Call Notice.

        (b) In the event the undersigned fails to make any payment of the Principal Balance when due (as specified in the Call Notice), interest shall accrue on such payment amount at the rate of 8% per annum from the due date, and be due and payable as of the last day of the calendar month in which incurred.

        2. Default. In the event the undersigned fails to make any payment of principal or interest under this Promissory Note when due, the undersigned acknowledges and agrees that:

        (a) The Company may commence legal proceedings to collect the amounts due, and shall be entitled to collect from the undersigned all of its costs and expenses of collection or enforcement including, but not limited to, reasonable attorneys' fees and expenses; and

        (b) The Company may retain the entire subscription payment remitted pursuant to the Subscription Agreement as liquidated damages, and redeem any Shares then already issued with respect to the Subscription Agreement, in exchange for canceling this Promissory Note.

        3. Notices. All notices, requests, consents and demands shall be made in writing and shall be delivered by facsimile or by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid, if to the undersigned at the fax number or address of such undersigned as shown on the books of the Company, or if to the Company at the following fax number or address, or to such other fax number or address as may be furnished in writing to the undersigned: GREEN PLAINS RENEWABLE ENERGY, INC. 101 East Graham Avenue, Council Bluffs, Iowa Shenandoah, Iowa 51503, phone number: (712) 328-3477; fax number: (712) 328-3621. Notices, etc. shall be deemed delivered upon confirmation of facsimile transmission, upon personal delivery, one business day after being sent via reputable nationwide overnight courier service, or three business days after deposit in the mail.

        4. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the undersigned and the Company (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

        5. Successors and Assigns. All the terms and provisions of this Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the undersigned and the Company, whether or not so expressed.

        6. Waiver of Demand, Presentment and Notice of Dishonor. The undersigned hereby waives demand, presentment, protest, notice of protest and notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance or default hereof.

        7. Applicable Law. The laws of the State of Iowa, without regard to its conflicts of law principles, shall govern the validity, the construction and the interpretation of the rights and duties of the parties.

        IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date set forth below.

Individuals:                                Entities:


_______________________________             ____________________________________
Signature of Investor                       Name of Entity


_______________________________             ____________________________________
Signature of Joint Investor                 Authorized Signature


_______________________________             ____________________________________
Date                                        Print Name

                                            Its:________________________________

                                            Date:_______________________________

                                       2